The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 28, 2016

Citigroup Global Markets Holdings Inc.	July-----, 2016 Medium-Term Senior Notes, Series N Pricing Supplement No. 2016-USNCH0098 Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-192302 and 333-192302-06

PLUS Based on a Basket of Six Underliers Due August-----, 2017

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of a basket consisting of the S&P 500® Index, the EURO STOXX 50® Index, shares of the WisdomTree Japan Hedged Equity Fund, shares of the Technology Select Sector SPDR® Fund, shares of the Energy Select Sector SPDR® Fund and shares of the iShares® Russell 2000 ETF from the initial basket level to the final basket level.

▪	The securities offer leveraged exposure to a limited range of potential appreciation of the basket as described below. In exchange for that feature, investors in the securities must be willing to forgo (i) participation in any increase in the level of the basket in excess of the maximum return at maturity specified below and (ii) any dividends that may be paid on the basket components or the stocks included in the basket components. In addition, investors in the securities must be willing to accept full downside exposure to any depreciation of the basket. If the final basket level is less than the initial basket level, you will lose 1% of the stated principal amount of your securities for every 1% of that decline. There is no minimum payment at maturity.

▪	In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Basket:	Basket Component	Weighting	Initial Component Value*
	S&P 500® Index (ticker symbol: “SPX”)	40.00%
	EURO STOXX 50® Index (ticker symbol: “SX5E”)	12.00%
	Shares of the WisdomTree Japan Hedged Equity Fund (ticker symbol: “DXJ”)	12.00%
	Shares of the Technology Select Sector SPDR® Fund (ticker symbol: “XLK”)	12.00%
	Shares of the Energy Select Sector SPDR® Fund (ticker symbol: “XLE”)	12.00%
	Shares of the iShares® Russell 2000 ETF (ticker symbol: “IWM”)	12.00%
	* The initial component value for each basket component will be its closing level or closing price, as applicable, on the pricing date
Aggregate stated principal amount:	$
Stated principal amount:	$10.00 per security
Pricing date:	July , 2016 (expected to be July 1, 2016)
Issue date:	July , 2016 (three business days after the pricing date)
Valuation date:	August , 2017 (expected to be August 1, 2017), subject to postponement if such date is not a scheduled trading day for a basket component or if certain market disruption events occur with respect to a basket component
Maturity date:	August , 2017 (expected to be August 4, 2017)
Payment at maturity:

For each $10.00 stated principal amount security you hold at maturity:

▪   If the final basket level is greater than or equal to the initial basket level:
$10.00 + the leveraged return amount, subject to the maximum return at maturity

▪   If the final basket level is less than the initial basket level:
$10.00 × the basket performance factor

If the final basket level is less than the initial basket level, your payment at maturity will be less, and possibly significantly less, than the $10.00 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17324P388 / US17324P3881
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$10.00	$0.175(2)	$9.775
		$0.05(3)
Total:	$	$	$

(Key Terms continued on next page)

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $9.000 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.225 for each $10.00 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $0.175 for each $10.00 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $0.05 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-04 dated March 8, 2016 Underlying Supplement No. 4 dated March 8, 2016

Prospectus Supplement and Prospectus each dated March 7, 2016

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Key Terms (continued)
Initial basket level:	100
Final basket level:	100 × (1 + the sum of the weighted component returns of the basket components)
Weighted component return:	For each basket component, its weighting multiplied by its component return
Component return:	For each basket component, (i) its final component value minus its initial component value divided by (ii) its initial component value
Final component value:	For each basket component, its closing price or closing level, as applicable, on the valuation date
Basket performance factor:	The final basket level divided by the initial basket level
Basket percent increase:	The final basket level minus the initial basket level, divided by the initial basket level
Leveraged return amount:	$10.00 × the basket percent increase × the leverage factor
Leverage factor:	300.00%
Maximum return at maturity:	The maximum return at maturity will be determined on the pricing date and will be at least $1.485 per security (14.85% of the stated principal amount). The payment at maturity per security will not exceed $10.00 plus the maximum return at maturity.

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events, including market disruption events and other events affecting the basket components, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” with respect to the basket components that are ETFs and in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “—Discontinuance or Material Modification of an Underlying Index” with respect to the basket components that are indices. The accompanying underlying supplement contains important disclosures regarding the basket components that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of the valuation date. If the valuation date is postponed for a reason that affects less than all of the basket components, the final basket level will be calculated based on (i) for each unaffected basket component, its closing level or closing price, as applicable, on the originally scheduled valuation date and (ii) for each affected basket component, its closing level or closing price, as applicable, on the valuation date as postponed (or, if earlier, the first scheduled trading day for that basket component following the originally scheduled valuation date on which a market disruption event did not occur with respect to that basket component). See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Dilution and reorganization adjustments. With respect to shares of the WisdomTree Japan Hedged Equity Fund, shares of the Technology Select Sector SPDR® Fund, shares of the Energy Select Sector SPDR® Fund and shares of the iShares® Russell 2000 ETF, its initial component value is a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial component value for each of those basket components is subject to adjustment upon the occurrence of any of the events described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” with respect to that basket component.

Investment Summary

The securities can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns, subject to the maximum return at maturity, for a limited range of potential appreciation of the basket;

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario; and

▪	To achieve similar levels of upside exposure to the basket components as a direct investment, subject to the maximum return at maturity, while using fewer dollars by taking advantage of the leverage factor.

July 2016	PS-2

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

If the final basket level is less than the initial basket level, the securities are exposed on a 1-to-1 basis to the percentage of that decline. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 13 months
Leverage factor:	300.00%, subject to the maximum return at maturity. The leverage factor applies only if the final basket level is greater than the initial basket level.
Maximum return at maturity:	At least $1.485 per security (14.85% of the stated principal amount), to be determined on the pricing date
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

Key Investment Rationale

The securities provide for the possibility of receiving a return at maturity equal to 300.00% of the appreciation of the basket, provided that investors will not receive a payment at maturity in excess of the maximum payment at maturity, which will be at least $11.485 per security (to be determined on the pricing date). At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the basket, subject to the maximum return at maturity. However, if the basket has depreciated in value, investors will lose 1% for every 1% decline in the level of the basket from the initial basket level. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Investors may lose their entire initial investment in the securities. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

Leveraged Upside Performance:	The securities offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket components within a limited range of positive performance.
Upside Scenario:	If the final basket level is greater than or equal to the initial basket level, the payment at maturity for each security will be equal to the $10.00 stated principal amount plus the leveraged return amount, subject to the maximum return at maturity of at least $1.485 per security (at least 14.85% of the stated principal amount). For example, if the final basket level is 3% greater than the initial basket level, the securities will provide a total return of 9% at maturity.
Downside Scenario:	If the final basket level is less than the initial basket level, you will lose 1% for every 1% decline in the level of the basket from the initial basket level and the payment at maturity will be less than the stated principal amount. For example, if the final basket level is 30% less than the initial basket level, you will receive a payment at maturity of $7.00 per security, or 70% of the stated principal amount. There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment.

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial basket level to the final basket level. The diagram and examples below are based on a hypothetical maximum return at maturity of 14.85%.

Investors in the securities will not receive any dividends that may be paid on the basket components or the stocks included in the basket components. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

July 2016	PS-3

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

PLUS Payment at Maturity Diagram

■ The Securities	■ The Underlying Index

Your actual payment at maturity per security will depend on the actual maximum return at maturity, which will be determined on the pricing date, and the actual final basket level, which will depend on the actual closing level or closing price, as applicable, of each basket component on the valuation date. The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much.

Example 1—Upside Scenario A. The hypothetical final basket level is 102.00 (a 2.00% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
S&P 500® Index	2.00%	40.00%	0.80%
EURO STOXX 50® Index	-5.50%	12.00%	-0.66%
Shares of the WisdomTree Japan Hedged Equity Fund	2.50%	12.00%	0.30%
Shares of the Technology Select Sector SPDR® Fund	4.50%	12.00%	0.54%
Shares of the Energy Select Sector SPDR® Fund	3.50%	12.00%	0.42%
Shares of the iShares® Russell 2000 ETF	5.00%	12.00%	0.60%
Sum of hypothetical weighted component returns:			2.00%

July 2016	PS-4

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Final basket level	=	100 × (1 + sum of hypothetical weighted component returns)
	=	100 × (1 + 2.00%)
	=	100 × 1.02
	=	102.00
Payment at maturity per security	=	$10 + the leveraged return amount, subject to the hypothetical maximum return at maturity of $1.485 per security
	=	$10 + ($10 × the basket percent increase × the leverage factor), subject to the hypothetical maximum return at maturity of $1.485 per security
	=	$10 + ($10 × 2.00% × 300.00%), subject to the hypothetical maximum return at maturity of $1.485 per security
	=	$10 + $0.60, subject to the hypothetical maximum return at maturity of $1.485 per security
	=	$10.60

Because the basket appreciated from the initial basket level to the hypothetical final basket level and the leveraged return amount of $0.60 per security results in a total return at maturity of 6.00%, which is less than the hypothetical maximum return at maturity of 14.85%, your payment at maturity in this scenario would be equal to the $10 stated principal amount per security plus the leveraged return amount, or $10.60 per security.

Example 2—Upside Scenario B. The hypothetical final basket level is 120.00 (a 20.00% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
S&P 500® Index	20.00%	40.00%	8.00%
EURO STOXX 50® Index	10.00%	12.00%	1.20%
Shares of the WisdomTree Japan Hedged Equity Fund	10.00%	12.00%	1.20%
Shares of the Technology Select Sector SPDR® Fund	20.00%	12.00%	2.40%
Shares of the Energy Select Sector SPDR® Fund	30.00%	12.00%	3.60%
Shares of the iShares® Russell 2000 ETF	30.00%	12.00%	3.60%
Sum of hypothetical weighted component returns:			20.00%

Final basket level	=	100 × (1 + sum of hypothetical weighted component returns)
	=	100 × (1 + 20.00%)
	=	100 × 1.20
	=	120.00
Payment at maturity per security	=	$10 + the leveraged return amount, subject to the hypothetical maximum return at maturity of $1.485 per security
	=	$10 + ($10 × the basket percent increase × the leverage factor), subject to the hypothetical maximum return at maturity of $1.485 per security
	=	$10 + ($10 × 20.00% × 300.00%), subject to the hypothetical maximum return at maturity of $1.485 per security
	=	$10 + $6.00, subject to the hypothetical maximum return at maturity of $1.485 per security
	=	$11.485

Because the basket appreciated from the initial basket level to the hypothetical final basket level and the leveraged return amount of $6.00 per security would result in a total return at maturity of 60.00%, which is greater than the hypothetical maximum return at maturity of 14.85%, your payment at maturity in this scenario would equal the hypothetical maximum payment at maturity of $11.485 per security. In this scenario, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the basket without a maximum return.

July 2016	PS-5

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 3—Downside Scenario. The hypothetical final basket level is 30.00 (a 70.00% decrease from the initial basket level), which is less than the initial basket level.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
S&P 500® Index	-80.00%	40.00%	-32.00%
EURO STOXX 50® Index	-37.25%	12.00%	-4.47%
Shares of the WisdomTree Japan Hedged Equity Fund	-29.40%	12.00%	-3.53%
Shares of the Technology Select Sector SPDR® Fund	-85.00%	12.00%	-10.20%
Shares of the Energy Select Sector SPDR® Fund	-90.00%	12.00%	-10.80%
Shares of the iShares® Russell 2000 ETF	-75.00%	12.00%	-9.00%
Sum of hypothetical weighted component returns:			-70.00%

Final basket level	=	100 × (1 + sum of hypothetical weighted component returns)
	=	100 × (1 + -70.00%)
	=	100 × 0.30
	=	30.00
Payment at maturity per security	=	$10 × the basket performance factor
	=	$10 × (30.00/100.00)
	=	$10 × 30.00%
	=	$3.00

Because the basket depreciated from the initial basket level to the hypothetical final basket level, your payment at maturity in this scenario would reflect 1-to-1 exposure to the negative performance of the basket.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket components. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the final basket level is less than the initial basket level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. There is no minimum payment at maturity on the securities, and you could lose your entire investment.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity of at least 14.85%, which is equivalent to a maximum return at maturity of $1.485 per security and

July 2016	PS-6

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

would result in a maximum payment at maturity of $11.485 per security. The actual maximum return at maturity will be determined on the pricing date. Taking into account the leverage factor and assuming a maximum return at maturity of 14.85%, any increase in the final basket level over the initial basket level by more than 4.95% will not increase your return on the securities and will progressively reduce the effective amount of leverage provided by the securities.

▪	Investing in the securities is not equivalent to investing in the basket components. You will not have voting rights, rights to receive dividends or any other rights with respect to the basket components or the stocks included in the basket components. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield, which could be substantial, over the term of the securities.

▪	Your payment at maturity depends on the closing levels or closing prices, as applicable, of the basket components on a single day. Because your payment at maturity depends solely on the closing levels or closing prices, as applicable, of the basket components on the valuation date, you are subject to the risk that the closing levels or closing prices on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the basket components, or if the payment at maturity were based on an average of the closing levels or closing prices, as applicable, of the basket components throughout the term of the securities, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket components, the correlation among the basket components, dividend yields on the basket components or the stocks included in the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs

July 2016	PS-7

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the levels or prices of the basket components and a number of other factors, including the volatility of the basket components, the correlation among the basket components, the dividend yields on the basket components or the stocks included in the basket components, the volatility of the exchange rate between the U.S. dollar and the euro, the correlation between that exchange rate and the level of the EURO STOXX 50® Index, the volatility of the exchange rate between the U.S. dollar and the Japanese yen, the correlation between that exchange rate and the level of the WisdomTree Japan Hedged Equity Index, interest rates generally, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices or levels of the basket components may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The basket components may offset each other. The performance of one basket component may not correlate with the performance of the other basket components. If one of the basket components appreciates, the other basket components may not appreciate as much or may even depreciate. In such event, the appreciation of one of the basket components may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the value of one or more of the other basket components. Because the S&P 500® Index is more heavily weighted than the other basket components, a decline in the S&P 500 Index will have a disproportionately adverse effect on the value of the basket and may lead to poor performance even if the other basket components perform favorably.

▪	The basket components may be highly correlated in decline. If the basket components become correlated in decline, the depreciation of one basket component will not be offset by the performance of the other basket components and, in fact, each basket component may contribute to an overall decline from the initial basket level to the final basket level.

▪	The EURO STOXX 50® Index and the WisdomTree Japan Hedged Equity Fund are subject to risks associated with non-U.S. markets. Investments in securities linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

July 2016	PS-8

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

▪	The performance of the EURO STOXX 50® Index will not be adjusted for changes in the exchange rate between the euro and the U.S. dollar. The EURO STOXX 50® Index is composed of stocks traded in euro, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the EURO STOXX 50® Index will not be adjusted for exchange rate fluctuations. If the euro appreciates relative to the U.S. dollar over the term of the securities, your return on the securities will underperform an alternative investment that offers exposure to that appreciation in addition to the change in the level of the EURO STOXX 50® Index.

▪	The price and performance of the shares of the WisdomTree Japan Hedged Equity Fund, the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Russell 2000 ETF may not completely track the performance of the indexes they seek to track or their net asset values per share. The issuers of the shares of the WisdomTree Japan Hedged Equity Fund, the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Russell 2000 ETF (collectively, the “ETFs,” and individually, an “ETF”) do not fully replicate the indexes that they seek to track and may hold securities different from those included in the indexes underlying the applicable ETF. The prices of the shares of the ETFs will reflect additional transaction costs and fees that are not included in the calculation of the indexes that they seek to track. In addition, the ETFs may not hold all of the securities included in, and may hold securities and derivative instruments that are not included in, the indexes that they seek to track. All of these factors may lead to a lack of correlation between the performance of the shares of the ETFs and the indexes they seek to track. In addition, corporate actions with respect to the equity securities constituting an ETF or held by the issuer of an ETF (such as mergers and spin-offs) may impact the variance between the performances of the shares of such ETF and the index it seeks to track. Finally, because the shares of the ETFs are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of the shares of the ETFs may differ from their net asset value per share.

During periods of market volatility, securities underlying the shares of the ETFs may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the shares of the ETFs and the liquidity of the ETFs may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the ETFs. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell the shares of the ETFs. As a result, under these circumstances, the market value of the shares of ETFs may vary substantially from their net asset value per share. For all of the foregoing reasons, the performance of the shares of the ETFs may not correlate with the performance of the indexes they seek to track and/or the net asset value per share of the shares of such ETF, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity.

▪	The currency hedge employed by the WisdomTree Japan Hedged Equity Fund may not sufficiently reduce its exposure to currency fluctuations. The price of shares of the WisdomTree Japan Hedged Equity Fund is related to the U.S. dollar value of stocks that trade in Japanese yen. The WisdomTree Japan Hedged Equity Fund attempts to mitigate the impact of currency fluctuations on its performance by entering into forward currency contracts or futures contracts designed to offset its exposure to the Japanese yen. The amount of forward contracts and futures contracts in the WisdomTree Japan Hedged Equity Fund is based on the aggregate exposure of the WisdomTree Japan Hedged Equity Fund to the Japanese yen. However, this approach may not eliminate the exposure of the WisdomTree Japan Hedged Equity Fund to the Japanese yen. The return of the forward currency contracts and currency futures contracts may not offset the actual fluctuations between the Japanese yen and the U.S. dollar. As a result, the holders of the securities will still likely be exposed to currency exchange rate risk with respect to the Japanese yen. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, such currency, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. The extent of your exposure will depend on the extent to which the currency hedge strategy employed by the WisdomTree Japan Hedged Equity Fund is able to mitigate currency fluctuations and the extent to which the Japanese yen strengthens or weakens against the U.S. dollar. If the U.S. dollar strengthens against the Japanese yen, the price of the shares of the WisdomTree Japan Hedged Equity Fund could be adversely affected and your payment at maturity on the securities may be reduced.

▪	The performance of the shares of the WisdomTree Japan Hedged Equity Fund will not likely benefit from the appreciation of the Japanese yen relative to the U.S. dollar. The WisdomTree Japan Hedged Equity Fund’s currency hedge strategy will likely result in lower returns in the shares of the WisdomTree Japan Hedged Equity Fund than an equivalent unhedged investment when the Japanese yen is rising relative to the U.S. dollar. Consequently, the weakening of the U.S. dollar relative to the Japanese yen is not expected to have any positive impact on the shares of the WisdomTree Japan Hedged Equity Fund (as compared to returns of an equivalent unhedged investment).

▪	Even if an ETF pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on shares of an ETF unless the amount of

July 2016	PS-9

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the shares of such ETF on the date of declaration of the dividend. Any dividend will reduce the closing price of the shares of such ETF by the amount of the dividend per share. If an ETF pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of an ETF. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the shares of such ETF would not.

▪	The securities may become linked to shares of issuers other than the WisdomTree Japan Hedged Equity Fund, the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Russell 2000 ETF upon the occurrence of a reorganization event or upon the delisting of the shares of such ETF. For example, if the issuer of an ETF enters into a merger agreement that provides for holders of the shares of such ETF to receive shares of other entities, the shares of such other entities will become the applicable basket component for all purposes of the securities upon consummation of the merger. Additionally, if the shares of an ETF are delisted, or such ETF is otherwise terminated, the calculation agent may, in its sole discretion, select shares of other ETFs to be the applicable basket components. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪	The shares of the Technology Select Sector SPDR® Fund are subject to risks associated with investing in the technology sector. The stocks held by the Technology Select Sector SPDR® Fund are generally concentrated in the technology industry. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from non-U.S. competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. Accordingly, by investing in the securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

▪	Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector. The stocks included in the index underlying the Energy Select Sector SPDR® Fund and that are generally tracked by the Energy Select Sector SPDR® Fund are stocks of companies whose primary business is directly associated with the energy sector, including the following two sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the securities are linked to the performance of the shares of the Energy Select Sector SPDR® Fund, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating conditions of a particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates; weather conditions; the cost of exploring for, producing and delivering oil and gas; technological advances affecting energy efficiency and energy consumption; the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil; currency fluctuations; inflation; natural disasters; civil unrest, acts of sabotage or terrorism; and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	The securities will be subject to risks associated with small capitalization stocks. The stocks that constitute the index underlying the iShares® Russell 2000 ETF are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand

July 2016	PS-10

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	Changes made by the investment adviser to or the sponsor of a basket component may affect the basket component. We are not affiliated with the investment advisers to the WisdomTree Japan Hedged Equity Fund, the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Russell 2000 ETF or with the sponsors of the S&P 500® Index, EURO STOXX 50® Index and the indexes underlying the WisdomTree Japan Hedged Equity Fund, the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Russell 2000 ETF. Changes that affect the basket components may affect the value of your securities. The sponsor of an index may add, delete or substitute the securities that constitute the index or make other methodological changes that could affect the level of the index. In addition, the investment advisers to an exchange-traded fund may change the manner in which the fund operates or its investment objectives at any time. We are not affiliated with any such index sponsor or investment advisor and, accordingly, we have no control over any changes any such index sponsor or investment adviser may make. Such changes could be made at any time and could adversely affect the performance of the basket components and the value of and your payment at maturity on the securities.

▪	Our offering of the securities does not constitute a recommendation of the basket or the basket components. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or any of the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks included in or held by the basket components or in instruments related to the basket components or such stocks, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates may affect the levels of the basket components in a way that has a negative impact on your interests as a holder of the securities.

▪	The value of a basket component may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the applicable basket components or in the stocks included in or held by the basket components and other financial instruments related to the basket components or such stocks and may adjust such positions during the term of the securities. Our affiliates also trade the applicable basket components or the stocks included in or held by the basket components and other financial instruments related to the basket components or such stocks on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the values of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the companies included in or held by the basket components, including extending loans to, making equity investments in or providing advisory services to such companies. In the course of this business, we or our affiliates may acquire non-public information which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, the discontinuance of the S&P 500® Index and the EURO STOXX 50® Index, or events with respect to the WisdomTree Japan Hedged Equity Fund, the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and/or the iShares® Russell 2000 ETF that may require a dilution adjustment or the delisting of the WisdomTree Japan Hedged Equity Fund, the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Russell 2000 ETF, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax

July 2016	PS-11

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the pricing date. The graph below sets forth the hypothetical historical daily levels of the basket for the period from January 3, 2011 to June 27, 2016, assuming that the basket was created on January 3, 2011 with the same basket components and corresponding weights in the basket and with a level of 100 on that date. The hypothetical performance of the basket is based on the actual closing levels and closing prices, as applicable, of the basket components on the applicable dates. We obtained these closing levels and closing prices from Bloomberg L.P., without independent verification. Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Hypothetical Historical Basket January 3, 2011 to June 27, 2016

July 2016	PS-12

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Information About the Basket Components

The S&P 500® Index

The S&P 500® Index consists of 500 common stocks selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—S&P 500® Index—License Agreement” in the accompanying underlying supplement. Please refer to the sections “Risk Factors” and “Equity Index Descriptions—S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index, including certain risks that are associated with an investment linked to the S&P 500® Index.

Historical Information

The closing level of the S&P 500® Index on June 27, 2016 was 2,000.54.

The graph below shows the closing levels of the S&P 500® Index for each day such level was available from January 3, 2011 to June 27, 2016. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance.

S&P 500® Index – Historical Closing Levels January 3, 2011 to June 27, 2016

July 2016	PS-13

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

STOXX Limited (“STOXX”) and its licensors and CGMI have entered into a non-exclusive license agreement providing for the license to CGMI and its affiliates, in exchange for a fee, of the right to use the EURO STOXX 50® Index, which is owned and published by STOXX, in connection with certain financial instruments, including the securities. For more information, see “Equity Index Descriptions—EURO STOXX 50® Index—License Agreement with STOXX Limited” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—EURO STOXX 50® Index” in the accompanying underlying supplement for important disclosures regarding the EURO STOXX 50® Index.

Historical Information

The closing level of the EURO STOXX 50® Index on June 27, 2016 was 2,697.44.

The graph below shows the closing levels of the EURO STOXX 50® Index for each day such level was available from January 3, 2011 to June 27, 2016. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the EURO STOXX 50® Index as an indication of future performance.

EURO STOXX 50® Index – Historical Closing Levels January 3, 2011 to June 27, 2016

July 2016	PS-14

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The WisdomTree Japan Hedged Equity Fund

The WisdomTree Japan Hedged Equity Fund is an exchange-traded fund that seeks to track the WisdomTree Japan Hedged Equity Index. The WisdomTree Japan Hedged Equity Fund and the WisdomTree Japan Hedged Equity Index seek to provide exposure to equity securities in Japan, while at the same time hedging exposure to fluctuations between the value of the U.S. dollar and the Japanese yen. The WisdomTree Japan Hedged Equity Fund is an investment portfolio managed by WisdomTree Trust. WisdomTree Asset Management, Inc. is the investment adviser to the WisdomTree Japan Hedged Equity Fund. WisdomTree Trust is a registered investment company that consists of numerous separate investment portfolios, including the WisdomTree Japan Hedged Equity Fund. Information provided to or filed with the SEC by WisdomTree Trust. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-132380 and 811-21864, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The WisdomTree Japan Hedged Equity Fund trades on the NYSE Arca under the ticker symbol “DXJ.”

Please refer to the section “Fund Descriptions—WisdomTree Japan Hedged Equity Fund” in the accompanying underlying supplement for important disclosures regarding the WisdomTree Japan Hedged Equity Fund.

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the WisdomTree Japan Hedged Equity Fund or other securities of the issuer of the WisdomTree Japan Hedged Equity Fund. We have derived all disclosures contained in this pricing supplement and in the accompanying underlying supplement regarding the WisdomTree Japan Hedged Equity Fund from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the WisdomTree Japan Hedged Equity Fund or the shares of the WisdomTree Japan Hedged Equity Fund.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The WisdomTree Japan Hedged Equity Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of the WisdomTree Japan Hedged Equity Fund.

Historical Information

The graph below shows the closing prices of the shares of the WisdomTree Japan Hedged Equity Fund for each day such price was available from January 3, 2011 to June 27, 2016. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the WisdomTree Japan Hedged Equity Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the shares of the WisdomTree Japan Hedged Equity Fund as an indication of future performance. On November 30, 2012, the WisdomTree Japan Hedged Equity Index was modified to exclude companies that derive more than 80% of their revenues from Japan. Accordingly, the historical performances of the shares of the WisdomTree Japan Hedged Equity Fund shown below may not be indicative of how the shares would have performed during the period shown below based on the current rules of the WisdomTree Japan Hedged Equity Index. Moreover, we cannot predict whether any further changes to the WisdomTree Japan Hedged Equity Fund or the WisdomTree Japan Hedged Equity Index may be made in the future.

July 2016	PS-15

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

WisdomTree Japan Hedged Equity Fund – Historical Closing Prices January 3, 2011 to June 27, 2016

WisdomTree Japan Hedged Equity Fund (CUSIP: 97717W851)	High	Low	Dividends
2011
First Quarter	$41.21	$33.50	$0.00000
Second Quarter	$37.23	$34.38	$0.47581
Third Quarter	$37.06	$31.56	$0.00000
Fourth Quarter	$33.06	$30.49	$0.27007
2012
First Quarter	$37.02	$31.40	$0.00000
Second Quarter	$36.71	$30.08	$0.31575
Third Quarter	$33.42	$30.34	$0.00381
Fourth Quarter	$36.88	$30.77	$0.23252
2013
First Quarter	$44.23	$36.66	$0.00000
Second Quarter	$52.91	$40.82	$0.24687
Third Quarter	$49.48	$43.89	$0.00000
Fourth Quarter	$50.84	$45.31	$0.37082
2014
First Quarter	$50.43	$45.07	$0.00000
Second Quarter	$50.60	$44.84	$0.54592
Third Quarter	$52.87	$48.48	$0.00000
Fourth Quarter	$57.53	$46.84	$0.39465
2015
First Quarter	$56.43	$47.42	$0.00000
Second Quarter	$60.52	$54.92	$0.32358
Third Quarter	$58.27	$47.72	$0.03571
Fourth Quarter	$55.75	$48.89	$0.39568
2016
First Quarter	$49.22	$39.08	$0.00000
Second Quarter (through June 27, 2016)	$46.28	$37.74	$0.43500

The closing price of the shares of the WisdomTree Japan Hedged Equity Fund on June 27, 2016 was $37.74.

July 2016	PS-16

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

We make no representation as to the amount of dividends, if any, that may be paid on the shares of the WisdomTree Japan Hedged Equity Fund in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of the WisdomTree Japan Hedged Equity Fund.

The Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the Technology Select Sector Index. The Technology Select Sector Index measures the performance of the technology sector of the U.S. equity market. The Technology Select Sector SPDR® Fund is managed by SsgA Funds Management, Inc. (“SSgA FM”), an investment advisor to the Technology Select Sector SPDR® Fund, and the SPDR® Series Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the Technology Select Sector SPDR® Fund. Information provided to or filed with the SEC by The SPDR® Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Shares of the Technology Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLK.”

Please refer to the section “Fund Descriptions—Technology Select Sector SPDR® Fund” in the accompanying underlying supplement for important disclosures regarding the Technology Select Sector SPDR® Fund.

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the Technology Select Sector SPDR® Fund or other securities of the issuer of the Technology Select Sector SPDR® Fund. We have derived all disclosures contained in this pricing supplement and in the accompanying underlying supplement regarding the Technology Select Sector SPDR® Fund from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the Technology Select Sector SPDR® Fund.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The Technology Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of the Technology Select Sector SPDR® Fund.

Historical Information

The graph below shows the closing prices of the shares of the Technology Select Sector SPDR® Fund for each day such price was available from January 3, 2011 to June 27, 2016. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the Technology Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the shares of the Technology Select Sector SPDR® Fund as an indication of future performance.

July 2016	PS-17

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Technology Select Sector SPDR® Fund – Historical Closing Prices January 3, 2011 to June 27, 2016

Technology Select Sector SPDR® Fund (CUSIP: 81369Y803)	High	Low	Dividends
2011
First Quarter	$27.01	$24.69	$0.08359
Second Quarter	$26.84	$24.49	$0.09823
Third Quarter	$26.74	$22.52	$0.09350
Fourth Quarter	$26.51	$23.04	$0.10923
2012
First Quarter	$30.44	$25.81	$0.09640
Second Quarter	$30.48	$27.20	$0.10857
Third Quarter	$31.66	$27.90	$0.00000
Fourth Quarter	$31.05	$27.62	$0.12996
2013
First Quarter	$30.43	$29.21	$0.29197
Second Quarter	$32.20	$29.31	$0.00000
Third Quarter	$32.80	$30.75	$0.31297
Fourth Quarter	$35.74	$31.53	$0.17131
2014
First Quarter	$36.65	$34.09	$0.15732
Second Quarter	$38.42	$35.20	$0.17602
Third Quarter	$40.60	$38.42	$0.17376
Fourth Quarter	$42.49	$37.21	$0.21649
2015
First Quarter	$43.43	$39.90	$0.17343
Second Quarter	$43.78	$41.36	$0.19289
Third Quarter	$43.67	$37.70	$0.18343
Fourth Quarter	$44.57	$39.52	$0.21590
2016
First Quarter	$44.45	$38.73	$0.22023
Second Quarter (through June 27, 2016)	$44.70	$41.43	$0.21131

The closing price of the shares of the Technology Select Sector SPDR® Fund on June 27, 2016 was $41.43.

July 2016	PS-18

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

We make no representation as to the amount of dividends, if any, that may be paid on the shares of the Technology Select Sector SPDR® Fund in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of the Technology Select Sector SPDR® Fund.

The Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the S&P Energy Select Sector Index. The Energy Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of nine separate investment portfolios, including the Energy Select Sector SPDR® Fund. Information provided to or filed with the SEC by The Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The Energy Select Sector SPDR® Fund trades on the NYSE Arca under the ticker symbol “XLE.”

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the Energy Select Sector SPDR® Fund or other securities of the issuer of the Energy Select Sector SPDR® Fund. We have derived all disclosures contained in this pricing supplement regarding the Energy Select Sector SPDR® Fund from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the Energy Select Sector SPDR® Fund or the S&P Energy Select Sector Index.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guranteed by Citigroup Inc.) only. The Energy Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the shares of the Energy Select Sector SPDR® Fund.

Historical Information

The graph below shows the closing prices of the shares of the Energy Select Sector SPDR® Fund for each day such price was available from January 3, 2011 to June 27, 2016. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the Energy Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the shares of the Energy Select Sector SPDR® Fund as an indication of future performance.

Energy Select Sector SPDR® Fund – Historical Closing Prices January 3, 2011 to June 27, 2016

July 2016	PS-19

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Energy Select Sector SPDR® Fund (CUSIP: 81369Y506)	High	Low	Dividends
2011
First Quarter	$80.01	$67.78	$0.25490
Second Quarter	$80.44	$70.99	$0.26457
Third Quarter	$79.79	$58.59	$0.26444
Fourth Quarter	$73.04	$56.55	$0.27738
2012
First Quarter	$76.29	$69.46	$0.28462
Second Quarter	$72.42	$62.00	$0.31109
Third Quarter	$76.57	$64.96	$0.00000
Fourth Quarter	$74.94	$68.59	$0.33369
2013
First Quarter	$79.99	$72.86	$0.72805
Second Quarter	$83.28	$74.09	$0.00000
Third Quarter	$85.30	$78.83	$0.76704
Fourth Quarter	$88.51	$81.87	$0.40268
2014
First Quarter	$89.06	$81.89	$0.42707
Second Quarter	$101.29	$88.45	$0.46353
Third Quarter	$100.58	$90.62	$0.48327
Fourth Quarter	$88.77	$73.36	$0.48542
2015
First Quarter	$82.29	$72.86	$0.51494
Second Quarter	$82.94	$74.64	$0.50882
Third Quarter	$74.54	$59.22	$0.47811
Fourth Quarter	$71.40	$58.78	$0.54224
2016
First Quarter	$63.76	$51.77	$0.45241
Second Quarter (through June 27, 2016)	$69.55	$60.20	$0.43643

The closing price of the shares of the Energy Select Sector SPDR® Fund on June 27, 2016 was $64.64.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of the Energy Select Sector SPDR® Fund in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of the Energy Select Sector SPDR® Fund.

Investment Objective and Strategy

The Energy Select Sector SPDR® Fund seeks to provide investment results that correspond generally to the performance, before fees and expenses, of publicly traded equity securities of companies included in the S&P Energy Select Sector Index. The S&P Energy Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy. The S&P Energy Select Sector Index includes companies in the following two industries: (i) oil, gas and consumable fuels and (ii) energy equipment and services. The S&P Energy Select Sector Index is a Select Sector Index published by S&P Dow Jones. Please refer to the section “Equity Index Descriptions—Select Sector Indices” in the accompanying underlying supplement for general information regarding the Select Sector Indices.

Replication

The Energy Select Sector SPDR® Fund employs a replication strategy in attempting to approximate the performance of the S&P Energy Select Sector Index, which means that the Energy Select Sector SPDR® Fund typically invests in substantially all of the securities represented in the S&P Energy Select Sector Index in approximately the same proportions as the S&P Energy Select Sector Index. Under normal market conditions, the Energy Select Sector SPDR® Fund generally invests substantially all, but at least 95%, of its total assets in the securities included in the S&P Energy Select Sector Index. In addition, the Energy Select Sector SPDR® Fund may invest in equity securities that are not included in the S&P Energy Select Sector Index, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSgA FM).

July 2016	PS-20

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Correlation

The S&P Energy Select Sector Index is a theoretical financial calculation, while the Energy Select Sector SPDR® Fund is an actual investment portfolio. The Energy Select Sector SPDR® Fund seeks to track the performance of the S&P Energy Select Sector Index as closely as possible (i.e., achieve a high degree of correlation with the S&P Energy Select Sector Index). However, the performance of the Energy Select Sector SPDR® Fund and the S&P Energy Select Sector Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

The iShares® Russell 2000 ETF

The iShares® Russell 2000 ETF is an exchange-traded fund that seeks to track the performance of the Russell 2000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. The iShares® Russell 2000 ETF was developed by iShares® Trust.

BlackRock Fund Advisors is the investment adviser to the iShares® Russell 2000 ETF. iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000 ETF. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC registration file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares of the iShares® Russell 2000 ETF trade on the NYSE Arca under the ticker symbol “IWM.”

Please refer to the section “Fund Descriptions—iShares® Russell 2000 ETF” in the accompanying underlying supplement for important disclosures regarding the iShares® Russell 2000 ETF.

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the iShares® Russell 2000 ETF or other securities of the issuer of the iShares® Russell 2000 ETF. We have derived all disclosures contained in this pricing supplement regarding the iShares® Russell 2000 ETF from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® Russell 2000 ETF.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The iShares® Russell 2000 ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the shares of the iShares® Russell 2000 ETF.

Historical Information

The graph below shows the closing prices of the shares of the iShares® Russell 2000 ETF for each day such price was available from January 3, 2011 to June 27, 2016. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of the iShares® Russell 2000 ETF for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the shares of the iShares® Russell 2000 ETF as an indication of future performance.

July 2016	PS-21

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

iShares® Russell 2000 ETF – Historical Closing Prices January 3, 2011 to June 27, 2016

iShares® Russell 2000 ETF (CUSIP: 464287655)	High	Low	Dividends
2011
First Quarter	$84.17	$77.18	$0.16893
Second Quarter	$86.37	$77.77	$0.00000
Third Quarter	$85.65	$64.25	$0.50167
Fourth Quarter	$76.45	$60.97	$0.35955
2012
First Quarter	$84.41	$74.56	$0.25135
Second Quarter	$83.79	$73.64	$0.00000
Third Quarter	$86.40	$76.68	$0.70880
Fourth Quarter	$84.69	$76.88	$0.72661
2013
First Quarter	$94.80	$86.65	$0.00000
Second Quarter	$99.51	$89.58	$0.26400
Third Quarter	$107.10	$98.08	$0.71354
Fourth Quarter	$115.31	$103.67	$0.43673
2014
First Quarter	$119.83	$108.64	$0.30209
Second Quarter	$118.81	$108.88	$0.00000
Third Quarter	$120.02	$109.35	$0.76389
Fourth Quarter	$121.08	$104.30	$0.44501
2015
First Quarter	$126.03	$114.69	$0.38318
Second Quarter	$129.01	$120.85	$0.00000
Third Quarter	$126.31	$107.53	$0.52917
Fourth Quarter	$119.85	$109.01	$0.82006
2016
First Quarter	$110.63	$94.79	$0.32664
Second Quarter (through June 27, 2016)	$118.43	$108.68	$0.00000

July 2016	PS-22

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The closing price of the iShares® Russell 2000 ETF on June 27, 2016 was $108.69.

We make no representation as to the amount of dividends, if any, that may be paid on the iShares® Russell 2000 ETF in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the iShares® Russell 2000 ETF.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the ETF basket components. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” It is not clear how the constructive ownership rules are intended to apply to instruments, such as the securities, whose payments are determined by reference to an index as well as an ETF component. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

July 2016	PS-23

Citigroup Global Markets Holdings Inc.
PLUS Based on a Basket of Six Underliers Due August-----, 2017 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.225 for each $10.00 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management and their financial advisers collectively, a fixed selling concession of $0.175 for each $10.00 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security they sell.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing level of the underlying index and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Contact

Clients of Morgan Stanley Wealth Management may contact their local Morgan Stanley branch office or the Morgan Stanley principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 762-9666). All other clients may contact their local brokerage representative.

Performance Leveraged Upside SecuritiesSM and PLUSSM are service marks of Morgan Stanley, used under license.

© 2016 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

July 2016	PS-24